CONFIDENTIAL

SHAREHOLDERS AGREEMENT

This Agreement (this “Agreement”), effective as of 31st August, 2011 (the Effective Date"), summarizes the intentions and mutual understandings of and between FUTENCO AG  (“NEWCO”) of  ______________________________ and CLENERGEN CORPORATION (CLENERGEN) of 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89169, USA . NEWCO and CLENERGEN are hereafter collectively referred to as the “Parties” or individually as the “Party.”

This Agreement will confirm the desire of the Parties regarding working together to develop renewable energy opportunities in various global markets. All Parties will retain their independent entities and hereby agree to work expeditiously and in good faith toward the successful completion of this agreement between the Parties, referred to as the (“Agreement”) and all agreements and transactions contemplated thereby.

BACKGROUND

Whereas NEWCO:

1.
Is committed to smart, sustainable, energy solutions and accepting of the challenges to improve economic growth, environmental protection and social development, and job creation including the protection and cleaning of the environment.

2.	Is committed to green energy and accepting of the challenges to improve economic growth, environmental protection and social development by the development of Renewable Energy technologies.

3.	Possesses experience in funding various renewable energy developments.

4.	Possesses significant construction management, federal contracting, operations, and financial experience.

5.	Has significant management and operations experience in renewable energy development.

6.	Partners with leading utility companies, installers, energy resellers and distributors across the world to deliver high quality and timely products and services.

7.
Delivers effective power production solutions that include on-site construction management, quality control, maintenance, performance tracking, and hardware and communications options to meet dynamic and unique operational business requirements.

8.	Retains strategic relationships with major renewable energy contractors, suppliers and closely related entities.

CONFIDENTIAL

Whereas CLENERGEN:

1.
Is a publicly-traded company with its common stock quoted in the USA on the OTCQB Market (Symbol: CRGE) and in Germany on the First Quotation Board, Open Market of the Frankfurt Stock Exchange (Symbol : 9CE)

2.
Offers strategic clean energy generation and supply of proprietary and mixed biomass feedstock to address the requirement for renewable and sustainable supplies of electricity clean energy  for captive end users, islands, mining companies, government or privately-owned power grid systems and other end users.

3.	Produces high-density, short-rotation biomass energy crops on a commercial scale at a cost of production equivalent to or less than the price of coal using a proprietary integrated farming model.

4.
Supplies fuel (wood chips) for producing renewable energy. CLENERGEN, using proven conversion technologies which include but not limited to Gasification (electricity), Combustion Steam (electricity), Pelletisation (pellets), Rapid Thermal Processing (Pyrolysis Oil, ASTM standard Heating/transport fuel).

5.	Has subsidiary operations based in Guyana, Ghana, and the Philippines.

6.	Offers experienced management teams in the fields of agronomy, plant science, chemical and mechanical engineering, supply chain management

7.
Has strategic and exclusive agreements with suppliers for plant science and technology and retains Intellectual property rights for the application of Polyploidisation which results in up to 40% increased growth for trees and grasses.

Whereas, the Parties propose to take ownership of CLENERGEN PHILIPPINES CORPORATION, a Philippine corporation organized under Philippine laws with office address at Unit 311, The Annex, No. 24 Gen. Araneta Street, San Antonio Village, Pasig City, Philippines, herein referred to as “CPC”.

Now, therefore, in recognition of the value inherent in the Parties’ respective businesses and the complementary natures of their specific capabilities, the Parties agree to enter into this agreement.

1.	The Parties will use their best efforts and undertake all necessary steps to finalize and execute the proposed Agreement under the terms below.

OPERATIONAL STRUCTURE

CONFIDENTIAL

2.	NEWCO and CLENERGEN agree to the following terms regarding CPC:

2.1	NEWCO shall invest $400,000 into CPC on or before August 31st, 2012;

2.2	NEWCO shall assume 60% ownership of CPC;

2.3	CLENERGEN shall retain 40% ownership of CPC;

2.4	Revenue share shall be 60% NEWCO and 40% CLENERGEN;

2.5	NEWCO shall buy out CLENERGEN’s 40% ownership for $1.00 upon CLENERGEN going into administration;

2.6	NEWCO shall use its best efforts to secure the funding of the initial phase Renewable Energy Project, hereby called the “Romblon Project” by December 31st, 2012;

2.6.a  If funding for the Romblon project has not been secured by December 31st,       2012, then CLENERGEN shall have the option to purchase back 60% from NEWCO for the amount of $425,000 and all monies invested into CPC by NEWCO;

2.7	NEWCO shall retain an option to purchase CLENERGEN’s 40% ownership in CPC for the fair market value, for a period of one year or a time frame mutually agreed upon;

2.8	NEWCO shall retain 100% control and Management of CPC;

2.9	CLENERGEN shall retain the option to purchase 11% of CPC from NEWCO for a mutually agreed upon amount, upon CLENERGEN graduating to the AMEX Stock Market;

2.9.a  In the event that CLENERGEN exercises this option, NEWCO shall still retain 100% control and management of CPC;

2.11	CPC’s board of directors shall consist of Miguel Patolot, Tony Gimenez, Carey Nash and Mark Quinn with a vote to be held to determine the Executive Chairman of the Board;

2.12	Carey Nash shall be the Chief Executive Officer of CPC;

2.13	NEWCO’s investment of $400,000, contributed to CPC, shall be under the executive management of CPC;

2.14	Each Party shall be responsible for its expenses in connection with the transactions contemplated by this Agreement, subject to each Party’s discretion;

CONFIDENTIAL

EQUITY/ FINANCIAL  CONTRIBUTIONS.

3.	CPC will initially require $400,000 which shall be funded by NEWCO.

ADDITIONAL ITEMS

4.
Additional Obligations of the Parties

4.1           The Parties represent to each other the absence of any pending or threatened litigation; proceeding or investigation that challenges or seeks to restrain or prohibit the transactions contemplated herein or shall obtain other relief in connection therewith.

5.
CONDUCT OF BUSINESS. Except as set forth in this Agreement, from the date hereof until the Closing Date or the termination of this Agreement, the Parties will conduct each of their existing businesses in its normal and ordinary course.

6.
NOTICES. All notices or other information deemed required or necessary to be given to any of the Parties shall be given at the following addresses via certified mail and fax transmittal to the aforesaid addresses.

7.
FORCE MAJURE. Neither Party shall be deemed to be in breach or default of the Agreement as the result of any delay or nonperformance that is caused by flood, fire, storm, earthquake, or other act of god, war acts of the public enemy, riot, civil disturbance, strike, network outage, lockout or labor dispute, provided that the party whose performance is affected shall provide prompt written notice of delay or non-performance to the other Party and shall use commercially reasonable efforts to minimize the impact of the such delay or non-performance on the other Party.

8.
GOVERNING LAW AND JURISDICTION.  The Agreement will be governed by the laws of Germany.  For disputes arising out of the Agreement, the Parties will consent to the jurisdiction of the local courts located in Frankfurt, Germany.

9.
CONFIDENTIALITY.  The Parties hereto agree that they will not at any time during the Term of this Agreement, without the prior written consent of each of the Parties, disclose the existence of, or the terms and conditions set forth in this Agreement unless otherwise required by law or regulation.  In addition, all information shared by the Parties with each other pursuant to this Agreement shall be presumed confidential and proprietary and each Party hereby agrees to maintain all such information in confidence.  Only those individuals and representatives of the Parties or prospective investors in the newly formed entity, and its respective legal and financial advisors, with a need to know and for the sole basis of advising the respective Parties concerning the transactions contemplated hereby, shall be permitted to receive knowledge of the information contained herein.  Information that is or becomes generally available or known to the public through no fault of the Parties, is subsequently disclosed by a Party to this Agreement to a third party that is not also under any obligation of confidentiality, or is required to be disclosed pursuant to a judicial process, government investigation, legal proceeding or other similar process shall not be considered confidential for the purposes of this Agreement.

CONFIDENTIAL

The Parties hereby agree not to circumvent one another by directly contacting third parties introduced by the other relating to the transactions contemplated by the parties without the express written consent of the Disclosing Party

10.
COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

11.	OTHER TERMS. The Agreement will include other standard terms as the Parties mutually agree.

12.
ENTIRE AGREEMENT. This Agreement shall operate as the definitive binding agreement and shall supersede and replace all prior or contemporaneous communications (written or oral) between the Parties and their representatives and may only be modified or amended by a writing signed by the Parties.  This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter hereof and any and all prior discussions, negotiations, agreements, communications and understandings related hereto are hereby merged herein. No representations, or otherwise, expressed or implied, other than those contained herein have been made by any Party hereto.

FUTENCO AG:		CLENERGEN CORPORATION:

By:	/s/ Jan Malkus	By:	/s/ MLM Quinn

Print:		Print:	Mark LM Quinn, CEI

Date:	31.08.2011	Date:	31st August, 2011